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                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS OF
                            PHYSICIAN PARTNERS, INC.


                                R E C I T A L S:

        The purpose of this Amended and Restated 1997 Stock Option Plan for Non-Employee Directors of Physician Partners, Inc. (the "Plan") is to provide the directors of Physician Partners, Inc. (the "Company"), who are not either employees or officers of the Company, added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option"), to purchase shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company subject to the terms and conditions described below. The Plan shall be effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement").


                                    ARTICLE I
                                     GENERAL

        1.01 Definitions. For Purposes of the Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors of the Company or, in the case of a director in office on the Effective Date, prior to the Effective Date, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors of the Company or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such except that for the purposes of this Plan any individual serving as the Chairman of the Board, but in no other capacity as an officer or employee, will not be deemed to be


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an officer of the Company.

        For purposes of this Plan, and as used herein, non-employee directors shall be divided into two groups. The first group of non-employee directors consists of providers whose practice of medicine is associated with an entity or organization for which the Company performs management services ("affiliated directors"). The second group consists of directors who are not affiliated directors ("non-affiliated directors").

        For purposes of this Plan, an as used herein, the fair market value of the Company's Common Stock shall be determined as follows:

               (a) if the stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in the Wall Street Journal or similar publication;

               (b) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asking prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices);

               (c) in the absence of an established market for the stock, the fair market value shall be determined in "good faith" by the Board of Directors of the Company or a committee thereof, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including sales for the most recent 12 month period, the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

        1.02. Options. The Options granted hereunder shall be options that are not qualified under Section 422 of the Code.



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                                   ARTICLE II
                                 ADMINISTRATION

        The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The Board of Directors shall have no authority, discretion or power to select the non-affiliated directors who will receive Options, to set the number of shares to be covered by each Option granted to a non-affiliated director, to set the exercise price or the exercise period of a non-affiliated director's Options, or to alter any other terms or conditions specified herein applicable to a non-affiliated director, except in the sense of administering the Plan subject to the express provision of the Plan and except in accordance with Sections 3.02 and 5.02 hereof. The Board of Directors shall have the authority, discretion or power to select the affiliated directors who receive Options, to set the number of shares covered by each affiliated director's Options, to set the exercise price or exercise period of an affiliated director's Options, or to alter any other term or conditions specified herein, except in the sense of administering the Plan subject to the express Plan provisions and in accordance with Sections 3.02 and 5.02 hereof. Subject to the foregoing limitations, the Board of Directors or such committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors or committee relating to the Plan shall be final and binding upon the Company, the Holders (as such term is defined in Section 3.02 hereof) and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                   ARTICLE III
                                     OPTIONS

        3.01. Participation. A non-employee director shall be granted Options to purchase the Common Stock under the Plan on the terms and conditions herein described.

        3.02. Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"). Failure of the grantee to execute a stock option agreement shall not void or invalidate the grant of any Option; the Option may not be exercised, however, until the stock option agreement is executed. The stock option agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions of this Plan as the Board of Directors considers appropriate in each case:


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               (a)    Option Grant Date. Options shall be granted initially as
of the Effective Date to each non-affiliated director serving the Company as a director on such date. Options may be granted initially as of the Effective Date to each affiliated director as the Board of Directors determines. Thereafter, each person who becomes a non-affiliated director shall be automatically granted on the date of appointment as a director and without further action of the Board of Directors or the stockholders of the Company, an Option to purchase the Common Stock under the Plan. In addition, on each January 1 during this term of the Plan, Options shall be granted automatically to the non-affiliated directors serving the Company as directors on such date. As of each January 1 during the term of the Plan, the Board of Directors will determine each affiliated director who will receive Options on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each January 1, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding January 1 under the Amended and Restated 1997 Stock Option Plan for Employees of Physician Partners, Inc. or any other employee stock option plan that the Company may adopt.

               (b) Number. Each non-affiliated director serving the Company as a director on the Effective Date and on each Grant Date shall be granted, as of such date, an Option to purchase 7,500 shares of Common Stock, subject to adjustment in accordance with Section 4.02 hereof; provided, however, that any non-affiliated director (other than the non-affiliated directors who were serving as directors on the Effective Date) who became a director after January 1 shall be granted (i) on such date, an Option to purchase 7,500 shares of Common Stock and (ii) on January 1 of the next succeeding year, an Option to purchase (instead of 7,500 shares of Common Stock under paragraph (a) of this Section 3.02) such number of shares of Common Stock as is equal to the product of 7,500 multiplied by a fraction, the numerator of which is the number of days from the date such director became a director until December 31 of the same calendar year and the denominator of which is 365. The Board of Directors shall determine the number of shares of Common Stock subject to an Option granted to an affiliated director who is serving the Company on the Effective Date and on each Grant Date, subject to adjustment in accordance with Section 4.02 hereof. If, on any January 1 during the term of the Plan, the number of Options scheduled to be granted to non-affiliated directors is greater than the number of shares of Common Stock (subject to adjustment in accordance with Section 4.02 hereof) then available for grant on that date, the available shares shall be allocated pro rata in determining the number of shares of Common Stock to be subject to each Option to be granted to each such non-affiliated director on such date.


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               (c)    Price. The price at which each share of Common Stock
covered by a non-affiliated director's Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option. The Board of Directors shall determine the price at which each share of Common Stock covered by an affiliated director's Option may be purchased pursuant to this Plan.

               (d) Option Period. The period during which each non-affiliated director's Option may be exercised shall expire, in all cases, ten years from the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to Section 3.02(e) below. The Board of Directors shall determine the exercise period during which each affiliated director's Option may be exercised provided that in no event shall such period exceed ten years from the Grant Date of such Option.

               (e) Termination of Service, Death, Etc. Each stock option shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this Section 3.02(e):

                      (i) If the directorship of the Holder is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination of directorship;

                      (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within one year after such date (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Holder, or by any person or person who shall have acquired the Option directly from the Holder by bequest or inheritance; or


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                      (iii)  If the directorship of a Holder is terminated for
               any reason (other than the circumstances specified in paragraphs
               (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, within three months or a longer period as the Board of Directors of the Company may determine in its sole discretion, after such termination (if otherwise within the Option Period), but not thereafter.

               (f) Transferability. No Option shall be assignable or otherwise transferable by the Holder except by will or by the laws of descent and distribution. During the life of the Holder, an Option shall be exercisable only by the Holder or the Holder's guardian or legal representative.

               (g) Agreement to Continue in Service. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's stockholders, for a continuous period of at least one year after the date of the grant of any Option, at the retainer rate then in effect or at such changed rate as the Company from time to time may establish.

               (h) Exercise, Payments, Etc. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its secretary) of, written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Payment may be made at the election of the holder of the Option as follows: (i) in cash; (ii) in outstanding shares of Common Stock at their fair market value, as determined by the Board of Directors, on the date of exercise; or (iii) by delivery of vested Options with a value equal to the exercise price (i.e., the difference between the fair market value of the Common Stock on the exercise date subject to such Option and the exercise price thereof). Any such notice shall be deemed to be given three (3) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

               (i) Exercise Period. Each non-affiliated director's Option shall be exercisable as to one-fourth (1/4) of the shares subject to the Option as of the last business day of March, June, September and December (each, a "Vesting Date") of the year of grant, provided that with respect to any non-affiliated director


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(other than the non-affiliated directors who were serving as directors on the
Effective Date) who became a director after January 1, the initial Vesting Date shall be the second succeeding Vesting Date. The Board of Directors shall determine the exercise period for the shares subject to an affiliated director's Option.


                                   ARTICLE IV
                             AUTHORIZED COMMON STOCK

        4.01 Available Shares of Common Stock. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 100,000, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire, be terminated, or forfeited for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

        4.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

               In the event of a reclassification of the Common Stock not covered by the foregoing provisions of this Section 4.02, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustment, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

        4.03   Corporate Transactions. Notwithstanding any contrary


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waiting period or installment period in any stock option agreement or in the
Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event (a) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after such merger, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or
(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (i) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors and (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any transaction referred to in the foregoing clause (a) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (b) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (c) is herein called a Board Change.


                                    ARTICLE V
                               GENERAL PROVISIONS

        5.01.  Termination of Plan. The Plan shall terminate


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whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall expire at the close of business on December 31, 2005. After termination of the Plan, no Options shall be granted but the Company shall continue to recognize Options previously granted.

        5.02. Amendment of Plan. The Board of Directors may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the stockholders of the Company where such change would increase the total number of shares of Common Stock which may be granted under the Plan.

        5.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        5.04 Effectiveness. The Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. The Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, stockholders have approved the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held not later than January 31, 1997.

        5.05 Paragraph Headings. The paragraph headings included here are only for convenience, and they shall have no effect on the interpretation of the Plan.

        5.06 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.